EX-99.906CERT

CERTIFICATIONS

Michael Bell, President and Principal Executive Officer, and Derek Mullins, Treasurer and Principal Financial Officer, of Primark Meketa Private Equity Investments Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2025 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

Primark Meketa Private Equity Investments Fund	Primark Meketa Private Equity Investments Fund

/s/ Michael Bell	/s/ Derek Mullins
Michael Bell, President (Principal Executive Officer)	Derek Mullins, Treasurer (Principal Financial Officer)

Date: June 9, 2025	Date: June 9, 2025

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Primark Meketa Private Equity Investments Fund and will be retained by Primark Meketa Private Equity Investments Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.